EXHIBIT 10.8

AMENDMENT NO. 6
TO SOUTHWEST AIRLINES CO. PROFIT SHARING PLAN

     Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Section 17.1 thereof, the Southwest Airlines Co. Profit Sharing Plan is hereby amended, effective as of January 1, 2005, in the following respects only:

     (1) Article XI, Section 11.1(b), is hereby amended in its entirety, to read as follows:

     “(b) Employer Savings Account. Subject to the requirements of Section 18.11 hereof, a Member who has attained Normal Retirement Age may elect in writing, within the time period established by the Committee for such elections, to withdraw all or any portion of his vested interest (determined pursuant to Section 10.1 hereof) in his Employer Savings Account. No more than one such withdrawal may be made by the Member during any Plan Year. The amount available for withdrawal shall be determined as of the Valuation Date next following the date on which the Committee receives the Member’s withdrawal election, and the withdrawal amount shall be distributed to the Member as soon as practicable thereafter.”

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 6 to the Southwest Airlines Co. Profit Sharing Plan, the Company has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 7th day of December, 2004.

SOUTHWEST AIRLINES CO.

	By:	/s/ Gary C. Kelly

Gary C. Kelly, Chief Executive Officer

ATTEST:

/s/ Deborah Ackerman Deborah Ackerman, Assistant Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 7 day of December, 2004, personally appeared GARY C. KELLY, to me known to be the identical person who subscribed the name of SOUTHWEST AIRLINES CO., as its CHIEF EXECUTIVE OFFICER to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written

/s/ Teri Lee Lambert

Notary Public in and for the State of Texas
My Commission Expires: June 4, 2006